                                                                 EXHIBIT (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting part of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of The Charles Schwab Family of Funds of our reports dated January 30, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab Value Advantage Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab Institutional Advantage Money Fund and Schwab Retirement Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectuses and to the reference to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
April 29, 1998